                                                                      Exhibit 11

                                   NVR, Inc.
                       Computation of Earnings Per Share
               (amounts in thousands, except per share amounts)

                                                    Three Months Ended June 30,     Six Months Ended June 30,
                                                    --------------------------      -------------------------
                                                        2001            2000           2001             2000
                                                   -------------    -----------    -----------      -----------
     1.  Net income                                $      59,362    $    37,204    $   107,282      $    67,778
                                                   =============    ===========    ===========      ===========

     2.  Average number of shares
         outstanding                                       8,130          9,098          8,240            9,295

     3.  Shares issuable upon exercise
         of dilutive options, based on
         average market price                              1,609          1,178          1,582            1,115
                                                   -------------    -----------    -----------      -----------

     4.  Average number of shares
         and share equivalents outstanding
         (2 + 3)                                           9,739         10,276          9,822           10,410
                                                   =============    ===========    ===========      ===========

     5.  Basic earnings per share (1/2)            $        7.30    $      4.09    $     13.02      $      7.29
                                                   =============    ===========    ===========      ===========

     6.  Diluted earnings per share (1/4)          $        6.10    $      3.62    $     10.92      $      6.51
                                                   =============    ===========    ===========      ===========

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